UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12

MONGODB, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF MONGODB, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2026

Explanatory Note
This supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by MongoDB Inc. (“we,” “us,” “our,” “MongoDB,” or the “Company”) with the U.S. Securities and Exchange Commission on May 19, 2026, in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 30, 2026, at 10:00 a.m. Eastern Time.
The purpose of this Supplement is to incorporate clarifying changes to the voting standard for Proposal 4 — Approval of an Amendment to Our Amended and Restated Certificate of Incorporation to Eliminate Supermajority Vote Requirements. The changes to the existing disclosure in the Proxy Statement are set forth below under the heading “Revisions to the Proxy Statement.” Capitalized terms not defined in this Supplement are as defined in the Proxy Statement.
Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in casting your vote by proxy or in person at the Annual Meeting. The Board of Directors of the Company continues to seek the vote of Company stockholders on each of the proposals to be voted on at the Annual Meeting as recommended in the original filing.
This Supplement, the Notice of Annual Meeting of Shareholders, the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 31, 2026 are available on investors.mongodb.com. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously made available to stockholders in connection with the Annual Meeting.
If you have already voted your shares and you do not want to change your vote, you do not need to vote again. If you would like to change or revoke your prior vote on any proposal, in which case, please refer to the disclosure in the Proxy Statement under “Questions and Answers About these Proxy Materials and Voting—How Do I Vote?” and “—Can I revoke my vote after submitting my proxy?” for more information.
Revisions to the Proxy Statement
The last bullet in “Questions and Answers About these Proxy Materials and Voting—How many votes are needed to approve each proposal?” is updated to the following:
•Proposal 4 - Approval of Charter: The approval of an amendment to our Amended and Restated Certificate of Incorporation to eliminate supermajority vote requirements must receive the affirmative vote of the holders of at least 66 2/3% of the voting power of outstanding shares of our capital stock entitled to vote generally at an election of directors.
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